Exhibit 10.11

CONTRAFECT CORPORATION

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN

The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its directors, management, employees and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company’s stockholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article VIII.

ARTICLE II

EFFECTIVE DATE AND TERM OF PLAN

2.1 Term of Plan. The Plan, prior to its amendment and restatement, became effective on the Original Effective Date. This Plan, as amended and restated, became effective as of the Effective Date and will continue in effect until the Expiration Date, at which time this Plan will automatically terminate.

2.2 Effect on Awards. Awards may be granted only during the Plan Term, but each Award granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

ARTICLE III

SHARES SUBJECT TO PLAN

3.1 Number of Shares. The maximum number of shares of Common Stock that may be issued pursuant to Awards under this Plan is 11,000,000 subject to adjustment as set forth in Section 3.4, 4,700,000 of which may be issued as Incentive Stock Options, provided that the stockholders of the Company approve this Plan within one year of the Effective Date.

3.2 Source of Shares. The Common Stock to be issued under this Plan will be made available from authorized but unissued shares of Common Stock.

3.3 Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to this Plan or the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section 3.1.

3.4 Adjustment Provisions.

(a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, or similar transaction then, subject to Article VII, an appropriate and proportionate adjustment shall be made, in the discretion of the Board, in: (i) the maximum number and kind of shares subject to this Plan as provided in Section 3.1; (ii) the number and kind of shares or other securities subject to then outstanding Awards; and/or (iii) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards.

(b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

(c) Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Recipient.

3.5 Reservation of Shares. The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.

ARTICLE IV

ADMINISTRATION OF PLAN

4.1 Administrator.

(a) Plan Administration. This Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to Section 4.1(b).

(b) Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may disband the Committee at any time.

4.2 Other Compensation Plans. This Plan will not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

4.3 Plan Binding on Successors. This Plan will be binding upon the successors and assigns of the Company.

4.4 References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

4.5 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

4.6 Governing Law. This Agreement will be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

4.7 Interpretation. Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.

4.8 Amendment. The Administrator may, at any time and from time to time, amend, suspend, or terminate, in whole or in part, any or all of the provisions of this Plan and of any Award Document (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to herein), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that if the Administrator, in its reasonable discretion and acting in good faith, determines that the rights of a Recipient with respect to an Award granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Recipient shall be required or the terms of such Recipient’s Award shall continue to be governed by the Plan and Award Document without giving effect to any such amendment. An amendment to the Plan shall be contingent on approval of the Company’s stockholders entitled to vote thereon only to the extent required by applicable law, regulations or rules.

ARTICLE V

GENERAL AWARD PROVISIONS

5.1 Participation in Plan.

(a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person or has received an offer of employment from the Company.

(b) Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

5.2 Award Documents. Each Award shall be evidenced by an Award Document that shall be in accordance with the provisions of this Plan setting forth such terms and conditions applicable to the Award. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. In case of any conflict between this Plan and any Award Document, this Plan shall control.

5.3 Payment For Awards.

(a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Award Document permits.

(b) Cashless Exercise. If set forth in the Award Document, the exercise price for Awards may be paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Company; or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date).

5.4 No Employment Rights. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person’s compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause.

5.5 Restrictions Under Applicable Laws and Regulations.

(a) Government Approvals. All Awards will be subject to all applicable registration, listing and qualification requirements. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan.

(b) Recipient Representations. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall issue the Awards pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient’s own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares.

5.6 No Rights or Privileges Regarding Stock Ownership or Specific Assets. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a stockholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares.

5.7 Non-assignability. No Award is assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) upon dissolution of marriage pursuant to a qualified domestic relations order or, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient’s permitted transferee) or such person’s guardian or legal representative.

5.8 Repurchase Rights. Common Stock issued or purchased pursuant to an Award made under the Plan may be subject to such right of repurchase upon termination of Service of the Recipient or other transfer restrictions as the Administrator may determine consistent with applicable law. Any additional restrictions shall be set forth in an Award Document.

5.9 Withholding Taxes. Whenever the granting, vesting or exercise of any Award, or the issuance of any Common Stock or other securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Company will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Company may allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be.

5.10 Legends on Awards and Stock Certificates. Each Award Document and each certificate representing securities acquired upon vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate.

5.11 Effect of Termination of Service on Awards. Notwithstanding anything to the contrary herein and except as otherwise provided in an Award Document, Awards will be exercisable by a Recipient (or the Recipient’s successor in interest) following such Recipient’s termination of Service only to the extent that installments thereof had become exercisable on or prior to the date of such termination.

ARTICLE VI

AWARDS

6.1 Stock Options.

(a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

(b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Company as of the date such Stock Option is granted. The exercise price may be equal to or greater than the Fair Market Value of the Common Stock subject to the Stock Option as of the date of grant.

(c) Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number of shares for which the Stock

Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient in the form of Exhibit A hereto or such other form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3.

(d) Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary,

(i) The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

(ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or of any Parent Corporation or Subsidiary Corporation) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $100,000.

(iii) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 6.1(d)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.

6.2 Performance Awards.

(a) Grant of Performance Award. The Company will determine the pre-established, objective performance goals (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

(b) Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of Common Stock and cash, as set forth at the time of grant.

6.3 Restricted Stock.

(a) Award of Restricted Stock. The Company will determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.

(b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

(i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(ii) Certificates. The Company may require that the certificates representing Restricted Stock granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as is appropriate to enforce such restrictions; and

(c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are set forth at the time of grant.

(d) Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Notwithstanding the foregoing, the Administrator may provide, in an Award Document or otherwise, that any dividends or distributions paid on Restricted Stock will be subject to the same restrictions applicable to the original Award.

6.4 Stock Appreciation Rights.

(a) Granting of Stock Appreciation Rights. The Company may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

(b) SARs Related to Options.

(i) A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.4(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

(ii) A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.

(iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

(c) SARs Unrelated to Options. The Company may grant Stock Appreciation Rights unrelated to Stock Options. Section 6.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used.

(d) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, as set forth in the Award Document in cash or in a combination of cash and shares of Common Stock.

6.5 Stock Bonuses. The Company may issue Stock Bonuses to Eligible Persons on such terms and conditions as the Administrator may determine.

6.6 Phantom Stock. The Company may grant Awards of Phantom Stock to Eligible Persons. Phantom Stock is a cash payment measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may, but need not, include a provision for crediting of dividends paid on the Common Stock.

6.7 Other Stock-Based Benefits. The Company may grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.

ARTICLE VII

7.1 Change in Control. As of the effective time and date of any merger or Change in Control, the Recipient will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including shares of Common Stock as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Phantom Stock and Other Stock-Based Benefits will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. The Administrator will notify the Recipient in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Board in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

7.2 409A Compliance. Notwithstanding anything in this Article VII to the contrary, if a payment under an Award Document is subject to Section 409A of the IRC and if the change in control definition contained in the Award Document does not comply with the definition of “change of control” for purposes of a distribution under Section 409A of the IRC, then any payment of an amount that is otherwise accelerated under this Article will be delayed until the earliest time that such payment would be permissible under Section 409A of the IRC without triggering any penalties applicable under Section 409A of the IRC.

ARTICLE VIIA

7A.1 Registration of Plan. The Company agrees that whenever it files a registration statement under the Securities Act for an offering of its securities, it will register the Plan and the securities subject thereto.

ARTICLE VIII

DEFINITIONS

Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:

“Administrator” means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.

“Affiliated Entity” means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common control with the Company.

“Award” means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, dividend equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan.

“Award Document” means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

“Board” means the Board of Directors of the Company.

“Cause” means as determined by the Administrator and unless otherwise provided in an applicable agreement with the Company or an Affiliated Entity, (a) a Recipient’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of a Recipient related to the Recipient’s employment for which either criminal or civil penalties against the Recipient or the Company may be sought; (c) material violation of the Company’s policies, including the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or (d) serious neglect or misconduct in the performance of a Recipient’s duties for the Company or willful or repeated failure or refusal to perform such duties. Any determination by the Administrator whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(i)	Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)	At any time that the Company is registered under the Exchange Act, individuals who, as of the Original Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the Original Effective Date whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined below) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(iii)	Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a Reorganization of the Company with any other person, corporation or other entity, other than:

(A)	a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

(B)	a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(iv)	Approval by the stockholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

“Committee” means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.

“Common Stock” means the common stock of the Company, as constituted on the Original Effective Date, and as thereafter adjusted under Section 3.4.

“Company” means ContraFect Corporation, a Delaware corporation.

“Effective Date” means February 26, 2013.

“Eligible Person” includes directors (including Non-Employee Directors), officers, employees, consultants and advisors of the Company or of any Affiliated Entity; provided, however, that such consultants and advisors render bona fide services to the Company or any Affiliated Entity that are not in connection with capital-raising.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the tenth (10th) anniversary of the Original Effective Date.

“Fair Market Value” of a share of Common Stock shall be determined as follows: if on the date of grant or other determination date the Common Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Common Stock shall be the closing price of the Common Stock on such exchange or in such market (if there is more than one such exchange or market the Administrator shall determine the appropriate exchange or market) on the date of grant or such other determination date or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Administrator in good faith in a manner consistent with Section 409A of the IRC.

“Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Non-Employee Director” means any director of the Company who qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act.

“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

“Original Effective Date” means May 30, 2008.

“Other Stock-Based Benefits” means an Award granted under Section 6.7.

“Outside Director” means an “outside director” as defined in the regulations adopted under Section 162(m) of the IRC.

“Parent Corporation” means any Parent Corporation as defined in Section 424(e) of the IRC.

“Performance Award” means an Award under Section 6.2, payable in cash, Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of pre-established, objective performance goals established in connection with the grant of the Award. For this purpose a pre-established, objective performance goal may include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

“Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the IRC and the regulations issued thereunder. If the amount of compensation an Eligible Person will receive under an Award is not based solely on an increase in the value of shares of Common Stock after the date of grant or award, the Administrator, in order to qualify an Award as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of pre-established, objective performance goals established in connection with the grant of the Award, including, but not limited to, those pre-established, objective performance goals described in the definition of “Performance Award” above.

“Permanent Disability” means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of six (6) consecutive months.

“Person” means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company and (iii) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.

“Phantom Stock” means an Award granted under Section 6.6.

“Plan” means this Amended and Restated 2008 Equity Incentive Plan of the Company.

“Plan Term” means the period during which this Plan remains in effect (commencing on the Original Effective Date and ending on the Expiration Date).

“Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined in the Award Document.

“Recipient” means a person who has received an Award.

“Reorganization” means any merger, consolidation or other reorganization.

“Restricted Stock” means Common Stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

“Retirement” of a Recipient means the Recipient’s resignation from the Company or any Affiliated Entity after reaching age 65 and at least five years of full-time employment by the Company or any Affiliated Entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means service as an employee, officer, director or other Eligible Person of the Company or an Affiliated Entity. Unless otherwise stated in the applicable Award Document, a Recipient’s change in position or duties shall not result in interrupted or terminated Service, so long as such Recipient continues to be an employee, officer, director or other Eligible Person of the Company or an Affiliated Entity thereof. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Administrator, which determination shall be final, binding and conclusive.

“Significant Stockholder” is an individual who, at the time a Stock Option or other Award is granted to such individual under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

“Stock Appreciation Right” or “SAR” means a right granted under Section 6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

“Stock Bonus” means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.5 as a bonus for services rendered or for any other valid consideration under applicable law.

“Stock Option” means a right to purchase stock of the Company granted under Section 6.1 of this Plan.

“Subsidiary Corporation” means any Subsidiary Corporation as defined in Section 424(f) of the IRC.